Exhibit 10.2
FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

    THIS FOURTH AMENDED AND RESTATED SECURITY AGREEMENT (as amended, modified, extended, renewed or replaced, this “Agreement”) is entered into as of July 30, 2025 by and among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (each, a “Grantor” and collectively, the “Grantors”) and BANK OF AMERICA, N.A., in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”) for the holders of the Secured Obligations (defined below), and amends and restates that certain Third Amended and Restated Security Agreement, dated as of November 15, 2022 (as amended and modified from time to time prior to the date hereof, the “Existing Security Agreement”) by and among the grantors from time to time party thereto and Bank of America, N.A., as collateral agent.

RECITALS

WHEREAS, a credit facility has been established pursuant to that certain Fourth Amended and Restated Credit Agreement (as amended, modified, supplemented, increased, extended, restated, refinanced or replaced from time to time, the “Credit Agreement”) dated as of the date hereof by and among Huron Consulting Group Inc., a Delaware corporation, as Borrower, the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent and Collateral Agent; and

    WHEREAS, this Agreement is required by the terms of the Credit Agreement.

    NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.    Definitions.

    (a)    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in Article 9 of the UCC (defined below): Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Security Entitlement, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(b)    In addition, the following terms shall have the meanings set forth below:

        “Collateral” has the meaning provided in Section 2 hereof.

        “Copyright License” means any written agreement, naming any Grantor as licensor, granting any right under any Copyright.

        “Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

        “Existing Security Agreement” has the meaning provided in the introductory paragraph hereof.

        “Patent License” means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent.

        “Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

    “Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including the reasonable fees, charges and disbursements of counsel.

        “Trademark License” means any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Trademark.

    “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

    “UCC” means the Uniform Commercial Code in effect from time to time in the State of Illinois except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

    “Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

    2.    Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each of the Grantors hereby grants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 1 hereto; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Instruments; (l) all Inventory; (m) all Investment Property; (n) all Letter-of-Credit Rights; (o) all Money; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; and (w) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to (i) any Equity Interests pledged as collateral under the Pledge Agreement (which interests shall be subject to the terms and provisions thereof), (ii) any Equity Interests in Foreign

Subsidiaries that are not required to be pledged as collateral under the Credit Agreement and the other Loan Documents, and (iii) any Excluded Property.

    The Grantors and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

    3.    Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, that:

        (a)    Ownership. Such Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

        (b)    Security Interest/Priority. This Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

        (c)    Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

        (d)    Equipment and Inventory. With respect to any Equipment and/or Inventory of a Grantor, each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee, (ii) Equipment or Inventory in transit with common carriers or (iii) Equipment out for repair or in the possession of employees in the ordinary course of business. No Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

        (e)    Consents; Etc. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), and (iv) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is required for (A) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Collateral Agent of the rights and remedies provided for in this Agreement.

        (f)    Commercial Tort Claims. As of the Closing Date, no Grantor has any Commercial Tort Claims seeking damages in excess of $2,000,000 other than as set forth on Schedule 1 hereto.

    4.    Covenants. Each Grantor covenants that until the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) arising under the Loan Documents have been paid in full and the commitments relating thereto have expired or been terminated, such Grantor shall:

        (a)    Instruments/Chattel Paper/Control.

        (i)    If any amount in excess of $2,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property with a fair market value in excess of $2,000,000 constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either (A) in the possession of such Grantor or any of its agents or representatives at all times or (B) if requested by the Collateral Agent to perfect its security interest in such Collateral, is (x) delivered to the Collateral Agent duly endorsed in a manner reasonably satisfactory to the Collateral Agent and (y) in the case of Tangible Chattel Paper, marked with a legend reasonably acceptable to the Collateral Agent indicating the Collateral Agent’s security interest in such Tangible Chattel Paper

        (ii)    Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Collateral Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Investment Property, (B) Letter-of-Credit Rights and (C) Electronic Chattel Paper.

        (b)    Filing of Financing Statements, Notices, etc. Each Grantor shall execute and deliver to the Collateral Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder, including (A) such instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in substantially the form of Exhibit 4(c)(i) hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in substantially the form of Exhibit 4(c)(ii) hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in substantially the form of Exhibit 4(c)(iii) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder. Furthermore, each Grantor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other Person whom the Collateral Agent may designate, as such Grantor’s attorney in fact with full power and for the limited purpose to sign in the name of such Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Collateral Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) arising under the Loan Documents have been paid in full and the commitments relating thereto have expired or been terminated. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the

Collateral Agent without notice thereof to such Grantor wherever the Collateral Agent may in its sole discretion desire to file the same.

        (c)    Change in Corporate Structure or Location. Not, without providing 10 days’ prior written notice to the Collateral Agent, change its registered legal name, change its state of organization, be party to a merger or consolidation or change its organizational existence.

        (d)    Collateral Held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor and the Collateral Agent so requests (i) notify such Person in writing of the Collateral Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Collateral Agent’s account and subject to the Collateral Agent’s instructions (the Collateral Agent agrees with the Grantors not to issue any instructions unless an Event of Default has occurred and is continuing) and (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Collateral Agent.

        (e)    Commercial Tort Claims. (i) Promptly forward to the Collateral Agent an updated Schedule 1 listing any and all Commercial Tort Claims by or in favor of such Grantor seeking damages in excess of $2,000,000 and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Collateral Agent, or required by Law to create, preserve, perfect and maintain the Collateral Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Grantor.

(f)    Nature of Collateral. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Collateral Agent shall have a perfected Lien on such Fixture or real property.

    5.    Authorization to File Financing Statements. Each Grantor hereby authorizes the Collateral Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral hereunder, together with the collateral under the Pledge Agreement, as “all personal property”, “all assets” or words of similar meaning).

    6.    Advances. On failure of any Grantor to perform any of the covenants and agreements contained herein, in the Credit Agreement or in any other Loan Document, the Collateral Agent may, in its reasonable discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Collateral Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default hereunder, under any of the other Loan Documents or under any other documents relating to the Secured Obligations. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

    7.    Remedies.

(a)    General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Collateral Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Collateral Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Collateral Agent at the expense of the Grantors any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law (in each case, except as otherwise required by Article 9 of the UCC), all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Equity Interests, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its reasonable discretion (subject to any and all mandatory legal requirements). Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such fact shall not, solely as a result thereof, render such private sale to be deemed to have been made in a commercially unreasonable manner and, in the case of a sale of Equity Interests, that the Collateral Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Collateral Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Grantors in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the

Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Collateral Agent may further postpone such sale by announcement made at such time and place.

(b)    Remedies relating to Accounts. During the continuation of an Event of Default, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, (i) each Grantor will promptly upon request of the Collateral Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected in writing by the Collateral Agent and (ii) the Collateral Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Collateral Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Collateral Agent’s reasonable discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein or in any other Loan Document. Neither the Collateral Agent nor the holders of the Secured Obligations shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, after the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications, (ii) upon the Collateral Agent’s request and at the expense of the Grantors, the Grantors shall use their commercially reasonable efforts to cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.

(c)    Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d)    Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Collateral Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Collateral Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Collateral Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the holders of the Secured Obligations may have.

(e)    Retention of Collateral. In addition to the rights and remedies hereunder, the Collateral Agent may, upon the occurrence and during the continuation of an Event of Default, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)    Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

    8.    Rights of the Collateral Agent.

(a)    Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Collateral Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)    to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Collateral Agent may reasonably determine;

(ii)    to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)    to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

(iv)    to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v)    to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

    (vi)    to adjust and settle claims under any insurance policy relating thereto;

(vii)    to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)    to institute any foreclosure proceedings that the Collateral Agent may reasonably deem appropriate;

(ix)    to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)    to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xi)    to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(xii)    to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xiii)    do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) arising under the Loan Documents have been paid in full and the commitments relating thereto have expired or been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)    Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Secured Obligations to a successor Collateral Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the protections, rights and remedies of the Collateral Agent under this Agreement in relation thereto.

(c)    The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the

Grantors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d)    Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor any holder of Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any holder of Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any holder of Secured Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e)    Releases of Collateral. If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral. The Collateral Agent may release any of the Equity Interests from this Agreement or may substitute any of the Equity Interests for other Equity Interests without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Equity Interests not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Equity Interests not expressly released or substituted.

    9.    Application of Proceeds. After the occurrence and during the continuation of an Event of Default, any payments received hereunder and any proceeds of the Collateral, when received by the Collateral Agent or any holder of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations as provided in the Credit Agreement.

    10.    Continuing Agreement.

(a)    This Agreement shall remain in full force and effect until such time as the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) arising under the Loan Documents have been paid in full and the commitments relating thereto have expired or been terminated, at which time this Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination and return all possessory collateral.

(b)    This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by the Collateral Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

    11.    Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement; provided that any update or revision to Schedule 1 hereof delivered by any Grantor shall not constitute an amendment for purposes of this Section 11 or Section 11.01 of the Credit Agreement.

    12.    Successors in Interest. This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Secured Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Secured Obligations and their successors and permitted assigns.

    13.    Notices. All notices required or permitted to be given under this Agreement shall be subject to the provisions of Section 11.02 of the Credit Agreement.

    14.    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing provisions of this Section 14, the provisions of Sections 11.10 and 11.17 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by reference mutatis mutandis.

    15.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    16.    Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

    17.    Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

    18.    Entirety. This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

    19.    Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property, securities or other investment property or other personal property owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the holders of the Secured Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

    20.    Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Collateral Agent a Guarantor Joinder Agreement. Immediately upon such execution and delivery of such Guarantor Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Grantor” and have all of the rights and obligations of a Grantor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Guarantor Joinder Agreement.

    21.    Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Lenders to the extent permitted by applicable Law.

22.Amendment and Restatement. The Collateral Agent and the grantors party to the Existing Security Agreement each hereby agrees that the Existing Security Agreement automatically shall be deemed amended, superseded and restated in its entirety by this Agreement. All indebtedness, obligations, liabilities and liens created by the Existing Security Agreement shall continue unimpaired and in full force and effect, as amended and restated in this Agreement. This Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Security Agreement, and this Agreement evidences the obligations of the grantors under the Existing Security Agreement as continued and amended and restated hereby.

[SIGNATURE PAGES FOLLOW]

    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
HURON CONSULTING SERVICES LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
INNOSIGHT HOLDINGS, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
INNOSIGHT INTERNATIONAL, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
INNOSIGHT CONSULTING, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
HURON MANAGED SERVICES LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
FOURTH AMENDED AND RESTATED SECURITY AGREEMENT
HURON CONSULTING GROUP INC. (2025)

TVG-TRELIANT INTERMEDIATE, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
TRELIANT, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer

COLLATERAL AGENT:	BANK OF AMERICA, N.A., as Collateral Agent By: /s/ MELISSA MULLIS Name: Melissa Mullis Title: Vice President

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT
HURON CONSULTING GROUP INC. (2025)

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None.

EXHIBIT 4(c)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

    Please be advised that pursuant to that certain Fourth Amended and Restated Security Agreement dated as of July 30, 2025 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Grantors party thereto (each, a “Grantor” and collectively, the “Grantors”) and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Grantor has granted a continuing security interest in, and a right to set off against, the copyrights and copyright applications set forth on Schedule 1 hereto to the Collateral Agent for the ratable benefit of the holders of the Secured Obligations.

    The undersigned Grantor and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

                        Very truly yours,

                        [Grantor]

                        By:
                        Name:
                        Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

EXHIBIT 4(c)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office
Ladies and Gentlemen:

    Please be advised that pursuant to that certain Fourth Amended and Restated Security Agreement dated as of July 30, 2025 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Grantors party thereto (each, a “Grantor” and collectively, the “Grantors”) and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Grantor has granted a continuing security interest in, and a right to set off against, the patents and patent applications set forth on Schedule 1 hereto to the Collateral Agent for the ratable benefit of the holders of the Secured Obligations.

    The undersigned Grantor and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

                        Very truly yours,

                        [Grantor]

                        By:
                        Name:
                        Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

EXHIBIT 4(c)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office
Ladies and Gentlemen:

    Please be advised that pursuant to that certain Fourth Amended and Restated Security Agreement dated as of July 30, 2025 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Grantors party thereto (each, a “Grantor” and collectively, the “Grantors”) and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Grantor has granted a continuing security interest in, and a right to set off against, the trademarks and trademark applications set forth on Schedule 1 hereto to the Collateral Agent for the ratable benefit of the holders of the Secured Obligations.

    The undersigned Grantor and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

                        Very truly yours,

                        [Grantor]

                        By:
                        Name:
                        Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title: